                                                                      EXHIBIT 21

                                 SUBSIDIARY OF
                           NATIONAL RECORD MART, INC.

                                                                               NRM, INC.'S
                                                     JURISDICTION OF            OWNERSHIP
COMPANY                                               INCORPORATION             INTEREST
- - -------                                              ---------------           -----------
National Record Mart Investments, Inc.                    Delaware                 100%




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